Exhibit 10.2

                                                                       Exhibit B

                      [FORM OF ADDITIONAL INVESTMENT RIGHT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

                                SPATIALIGHT, INC.

                           ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No.: __________
Principal Amount of Additional Notes: __________
Date of Issuance:  November 30, 2004 ("Issuance Date")

SpatiaLight, Inc., a New York corporation (the "Company"), hereby certifies that, for value received, the receipt and sufficiency of which are hereby acknowledged, [PORTSIDE GROWTH AND OPPORTUNITY FUND] [SMITHFIELD FIDUCIARY LLC] [BLUEGRASS GROWTH FUND L.P.] [BLUEGRASS GROWTH FUND LTD.], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), up to a total of $______1, in principal amount of Additional Notes (as defined in the Securities Purchase Agreement (as defined below)). Except as otherwise defined herein, capitalized terms in this Additional Investment Right shall have the meanings set forth in Section 15 or in that certain Securities Purchase Agreement, dated as of November 30, 2004, by and among the Company and the buyers referred to therein, including the Holder (the "Securities Purchase Agreement"). This Additional Investment Right (including all Additional Investment Rights issued in exchange, transfer or replacement hereof, each an "AIR", such other AIRs, the "Other AIRs" and collectively, the "AIRs") is one of the Additional Investment Rights (as defined in the Securities Purchase Agreement) originally issued on the Issuance Date pursuant to Section 1 of the Securities Purchase Agreement (as defined below) and exchanged pursuant to the Amendment and Exchange Agreement, dated as of December __, 2004, by and among the Company and the initial Holder of this AIR.
1. EXERCISE OF AIR.

--------
1 Insert number set forth opposite such Buyer's name in column 5 of the Schedule of Buyers set forth in the Securities Purchase Agreement.

            (a) Mechanics of Exercise. Subject to the terms and conditions hereof, this AIR may be exercised by the Holder hereof on any day beginning after the date hereof and ending on and including August 31, 2005 (the "Expiration Date"), in whole or in part (but in no event for an amount less than $500,000), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), by facsimile and by a reputable overnight courier, of such Holder's election to exercise this AIR and (ii) payment to the Company of an amount equal to $1.00 for each $1.00 of principal amount of Additional Notes as to which this AIR is being exercised (the "Exercise Price") in cash or wire transfer of immediately available funds. The date the Exercise Notice and the Exercise Price are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "Exercise Date." Execution and delivery of the Exercise Notice with respect to less than all of the Additional Notes shall have the same effect as cancellation of the original AIR and issuance of a new AIR evidencing the right to purchase the remaining number of Additional Notes. On or before the third Business Day following the Exercise Date, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice and the Exercise Price to the Holder hereof. On or before the third Business Day following the Exercise Date, the Company shall issue and deliver to the address as specified in the Exercise Notice an Additional Note, registered in the name of the Holder of this AIR or its designee, in the principal amount as to which the Holder of this AIR is entitled pursuant to such exercise. On the Exercise Date, the Holder of this AIR shall be deemed for all corporate purposes to have become the Holder of record of the Additional Note with respect to which this AIR has been exercised, irrespective of the date of delivery of such Additional Note. Upon surrender of this AIR to the Company following one or more partial exercises, the Company shall as soon as practicable and in no event later than three Business Days after receipt of the AIR and at its own expense, issue a new AIR (in accordance with Section 5(d)) representing the right to purchase the number of Additional Notes purchasable immediately prior to such exercise under this AIR, less the principal amount of Additional Notes with respect to which this AIR is exercised. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Additional Notes upon exercise of this AIR.

            (b) Absolute and Unconditional Obligation. The Company's obligations to issue and deliver Additional Notes in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person. Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver Additional Notes upon exercise of the AIR as required pursuant to the terms hereof.

      2. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTION.

            (a) Purchase Rights. If at any time the Company grants, issues or sells pro rata to the record holders of any class of Common Stock any Options (as defined in the Additional Notes), Convertible Securities (as defined in the Additional Notes) or rights to purchase stock, warrants, securities or other property (the "Purchase Rights"), then the Holder of this AIR will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate

Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon conversion of all of the Additional Notes issuable upon complete exercise of this AIR (without regard to any limitations on the exercise of this AIR or the conversion of the Additional Notes) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (b) Change of Control Transactions. The Company shall give notice to the Holder of this AIR at least 10 Business Days prior to the occurrence of a Change of Control. This AIR shall automatically expire and become null and void 10 Business Days after such notice is received by the Holder of this AIR.

                  (i) "Change of Control" means any Fundamental Transaction with an unaffiliated third party other than (A) a Fundamental Transaction in which holders of the Company's voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

                  (ii) "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

            (c) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction that is not a Change of Control, unless (i) the Person formed by or surviving any such Fundamental Transaction (if other than the Company) or the Person to which such Fundamental Transaction shall have been made assumes all the obligations of the Company under this AIR and the other Transaction Documents (as defined in the Securities Purchase Agreement) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, and including agreements to deliver to each holder of AIRs in exchange for such AIRs, a security of the Person formed by or surviving any such Fundamental Transaction (if other than the Company) or the Person to which such Fundamental Transaction shall have been made evidenced by a written instrument substantially similar in form and substance to this AIR, including, without limitation, a right to exercise for Additional Notes that have been adjusted and approved as set forth in Sections 5 and 6 of the Additional Notes as if such Additional Notes were outstanding at the time of such Fundamental Transaction and (ii) the Company or the Person formed by or surviving any such Fundamental Transaction or to which such Fundamental Transaction shall have been made is a publicly traded entity whose common stock or equivalent equity security is quoted on or listed for trading on an Eligible Market (as defined in the Notes). Upon any Fundamental Transaction, the successor entity to such Fundamental Transaction shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this AIR referring to such "Company" shall refer instead to the successor entity or, if so elected by the Required Holders, by the entity that, directly or indirectly, controls such successor entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this AIR with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from its obligations under the Transaction Documents except in the case of a Fundamental Transaction that meets the requirements of this section. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions.

      3. COMPANY'S RIGHT OF MANDATORY FUNDING.

            (a) Mandatory Funding. If at any time from and after the Effective Date (as defined in the Registration Rights Agreement) until August 31, 2005 (the "Mandatory Funding Eligibility Date"), (i) the Weighted Average Price (as defined in the Notes) of the Common Stock equals or exceeds $14.58 (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) for each of any twenty
(20) consecutive Trading Days (as defined in the Notes) following the Mandatory Funding Eligibility Date (the "Mandatory Funding Measuring Period") and (ii) the AIR Equity Conditions (as defined below) shall have been satisfied or waived in writing by the Holder during the period commencing with the Mandatory Funding Notice Date and ending with the Mandatory Funding Date (each, as defined below), the Company shall have the right to require the Holder to exercise all or any designated portion of the AIR and purchase from the Company, at the Exercise Price then in effect, all or any designated portion of the Additional Notes in accordance with Section 1(a) hereof as of the Mandatory Funding Date (a "Mandatory Funding"). The Company may exercise its right to require purchase of Additional Notes under this Section 3(a) by delivering within not more than three Trading Days following the end of any such Mandatory Funding Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of AIRs (the "Mandatory Funding Notice" and the date all of the holders received such notice is referred to as the "Mandatory Funding Notice Date"). The Mandatory Funding Notice shall be irrevocable. The Mandatory Funding Notice shall state (i) the Trading Day selected for the Mandatory Funding in accordance with Section 3(a), which Trading Day shall be at least 20 Business Days but not more than 60 Business Days following the Mandatory Funding Notice Date (the "Mandatory Funding Date"),
(ii) the aggregate amount of the Additional Notes to be issued upon mandatory exercise from all of the holders of the AIRs pursuant to this Section 3 (and analogous provisions under the Other AIRS) and (iii) the principal amount of Additional Notes to be issued. The Company may only deliver one (1) Mandatory Funding Notice pursuant hereto.

            As used herein, "AIR Equity Conditions" means that each of the following conditions is satisfied: (i) on each day during the period beginning on the earlier of the Effective Date and the Effectiveness Deadline (as defined in the Registration Rights Agreement) and ending on and including the applicable date of determination (the "AIR Equity Conditions Measuring Period"), the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement); (ii) on each day during the AIR Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the period beginning on the Issuance Date and ending on and including the date immediately preceding the applicable date of determination, the Company shall have delivered Additional Notes upon exercise of the AIRs and Conversion Shares upon conversion of the Notes to the holders thereof on a timely basis as set forth in Section 1(a) of the AIRs (and analogous provisions under the Other
AIRs) and Section 2(c)(ii) of the Notes, respectively; (iv) all shares of Common Stock issuable pursuant to Additional Notes to be issued in connection with the proposed Mandatory Funding may be converted in full without violating Section 3(d) of the Notes or the rules or regulations of the Principal Market; (v) during the AIR Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the AIR Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (B) an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

            (b) Pro Rata Funding Requirement. If the Company elects to cause an exercise of this AIR pursuant to Section 3(a), then it must simultaneously take the same action in the same proportion with respect to the Other AIRs. All AIRs exercised by the Holder after the Mandatory Funding Notice Date shall reduce the amount of Additional Notes required to be issued on the Mandatory Funding Date. If the Company has elected a Mandatory Funding, the mechanics of exercise set forth in Section 1(a) shall apply, to the extent applicable, as if the Company had received from the Holder on the Mandatory Funding Date an Exercise Notice with respect to the Additional Notes being issued pursuant to the Mandatory Funding.

      4. NONCIRCUMVENTION.

            (a) The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms under this AIR, and will at all times in good faith carry out all the provisions of this AIR and take all action as may be required to protect the rights of the Holder of this AIR.

            (b) Under this AIR, the Holder hereby covenants and agrees that the Holder will not, through any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this AIR, and will at all times in good faith carry out all the provisions of this AIR and take all action as may be required to protect the rights of the Company.

      5. REISSUANCE OF AIRS.

            (a) Transfer of AIR. If this AIR is to be transferred, the Holder shall surrender this AIR to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder of this AIR a new AIR (in accordance with Section 5(d)), registered as the Holder of this AIR may request, representing the right to purchase the principal amount of Additional Notes being transferred by the Holder and, if less then the total number of Additional Notes then underlying this AIR is being transferred, a new AIR (in accordance with Section 5(d)) to the Holder of this AIR representing the right to purchase the principal amount of Additional Notes not being transferred. Notwithstanding the foregoing, the Holder may only transfer this AIR if it is also transferring a pro rata portion of Notes.

            (b) Lost, Stolen or Mutilated AIR. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this AIR, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder of this AIR to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this AIR, the Company shall execute and deliver to the Holder a new AIR (in accordance with Section 5(d)) representing the right to purchase the principal amount of Additional Notes then underlying this AIR.

            (c) AIR Exchangeable for Multiple AIRs. This AIR is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new AIR or AIR (in accordance with Section 5(d)) representing in the aggregate the right to purchase the principal amount of Additional Notes then underlying this AIR, and each such new AIR will represent the right to purchase such portion of such Additional Notes as is designated by the Holder of this AIR at the time of such surrender.

            (d) Issuance of New AIR. Whenever the Company is required to issue a new AIR pursuant to the terms of this AIR, such new AIR (i) shall be of like tenor with this AIR, (ii) shall represent, as indicated on the face of such new AIR, the right to purchase the principal amount of Additional Notes then underlying this AIR (or in the case of a new AIR being issued pursuant to Section 5(a) or Section 5(c), the principal amount of Additional Notes designated by the Holder of this AIR which, when added to the principal amount of Additional Notes underlying the other new AIR issued in connection with such issuance, does not exceed the principal amount of Additional Notes then underlying this AIR), (iii) shall have an issuance date, as indicated on the face of such new AIR which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this AIR.

      6. COVENANTS. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Business Day following each Exercise Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the exercise of this AIR in the form required by the 1934 Act. On the Exercise Date, the Company shall confirm that the representations and warranties of the Company set forth in the Securities Purchase Agreement are true and correct as of such Exercise Date as though made at that time (except for representations and warranties that speak as of a specific date) and that the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents (as defined in the Securities Purchase Agreement) to be performed, satisfied or complied with by the Company at or prior to such Exercise Date.

      7. NOTICES. Whenever notice is required to be given under this AIR, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder of this AIR with prompt written notice of all actions taken pursuant to this AIR, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder of this AIR no sooner than 15 days but no later than 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder; provided, however, that the Company shall not be obligated to provide multiple notices to the Holder if such Holder is entitled to receive such notice pursuant to another Transaction Document.

      8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this AIR may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any AIRs or decrease the principal amount of Additional Notes obtainable upon exercise of any AIRs without the written consent of the Holder of this AIR. No such amendment shall be effective to the extent that it applies to less than all of the Holders of the AIRs then outstanding.

      9. GOVERNING LAW. This AIR shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this AIR shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

      10. CONSTRUCTION; HEADINGS. This AIR shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this AIR are for convenience of reference and shall not form part of, or affect the interpretation of, this AIR.

      11. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this AIR shall be cumulative and in addition to all other remedies available under this AIR, the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder of this AIR or the Company, as the case may be, to pursue actual damages for any failure by the Company or the Holder, as the case may be, to comply with the terms of this AIR. The Company and the Holder acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Holder of this AIR or the Company, as the case may be, and that the remedy at law for any such breach may be inadequate. The Company and the Holder therefore agree that, in the event of any such breach or threatened breach, the Holder of this AIR or the Company, as the case may be, shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      12. CERTAIN DEFINITIONS. For purposes of this AIR, the following terms shall have the following meanings:

            (a) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            (b) "Common Stock" means (i) the Company's common stock, par value $.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

            (c) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

            (d) "Registration Rights Agreement" means that certain registration rights agreement dated as of the Closing Date (as defined in the Securities Purchase Agreement) by and among the Company and the Purchasers.

            (e) "Required Holders" means the holders of AIRs representing the right to acquire at least a majority of the principal amount of Additional Notes underlying the AIRs then outstanding.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this AIR to be duly executed as of the Issuance Date set out above.

                                         SPATIALIGHT, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                           ADDITIONAL INVESTMENT RIGHT

                                SPATIALIGHT, INC.

To:      SpatiaLight, Inc.

      The undersigned is the holder of Additional Investment Right No. _____ (the "AIR") issued by SpatiaLight, Inc., a New York corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the AIR.

      1. The AIR is currently exercisable to purchase a total of $_______ principal amount of Additional Notes.

      2. The undersigned holder hereby exercises its right to purchase $_______ principal amount of Additional Notes pursuant to the AIR.

      3. The holder shall pay the sum of $___________________ to the Company in accordance with the terms of the AIR.

      4. Pursuant to this exercise, the Company shall deliver to the holder $_______ principal amount of Additional Notes in accordance with the terms of the AIR.

      5. Following this exercise, the AIR shall be exercisable to purchase a total of $_______ principal amount of Additional Notes.


         Please issue the Additional Notes in the following name and to the following address:

         Issue to:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

Date: _______________ __, ______



--------------------------------
Name of Registered Holder


By:
   -----------------------------
   Name:
   Title:

                               FORM OF ASSIGNMENT

             [To be completed and signed only upon transfer of AIR]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within AIR to purchase $________ principal amount of Additional Notes of SpatiaLight, Inc., to which the within AIR relates and appoints ________________ attorney to transfer said right on the books of SpatiaLight, Inc. with full power of substitution in the premises.


Dated:                      ,
       ---------------------


                                ------------------------------------------------
                                (Signature must conform in all respects to name of holder as specified on the face of the AIR)


                                ------------------------------------------------
                                Address of Transferee

                                ------------------------------------------------

                                ------------------------------------------------




In the presence of:


----------------------------